INDUSTRIAL LEASE
                                    (Gross)

1. PARTIES: This Lease, dated, for reference purposes only, April 20, 1995 is made by and between Five K Investments, (herein called "Lessor") and Antennas America (herein called "Lessee").

2. PREMISES: Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Jefferson State of Colorado, commonly known as approximately 7,500 square feet and described as 4880 Robb Street. Units 5,6, & 11 Wheat Ridge, CO 80033. Said real property including the land and all improvements thereon, is herein called "the Premises".

3. TERM:
     3.1 Term: The term of this Lease shall be for Nine (9) months commencing on 8-15-97 and ending on 5-15-98 unless sooner terminated pursuant to any provision hereof.

     3.2 Delay in Commencement: Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty
(60) days from said commencement date, Lessee, may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4. RENT: Lessee shall pay to Lessor as rent for the Premises equal monthly payment of -0-, in advance, on the -0- day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof -0- as rent for -0-. See rent provision breakdown in Section 16.33 of this lease.

5. SECURITY DEPOSIT: Lessee shall deposit with Lessor upon execution hereof -0-as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Lessor may use, apply or retain all or any position of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of lessee's default. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignees, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created between Lessor and Lessee with respect to said Security Deposit.

6. USE
6.1 Use: The Premises shall be used and occupied only for office, showroom, storage warehouse and assembly and for no other purpose without Lessor's prior consent not unreasonably withheld.

6.2 Condition of Premises: Lessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, and will comply with applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto all matters disclosed thereby and by any exhibits attached hereto.

7. MAINTENANCE AND ALTERATIONS:

7.1 Lessor's Obligations: Subject to the provisions of paragraphs 6.2(a) and 9 and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's agents,

                                                                      [initials]

16.27 Additional Provisions:

     a.   There are six (6) parking spaces with these units.
     b.   No outside storage of any kind allowed.
     c. Lessor is responsible for all outside maintenance except for snow removal immediately outside units.

16.28 Tenant to accept space in "as is" condition, subject to general cleaning.

16.29 A late payment of 15% is due if rent is received the 10th of any month.

16.30 Exhibit "A" of Lease is a copy of Lessor's maintenance policy.

16.31 Tenant pays for Gas, Electric aud Trash Collection for this unit.

16.32 Official  addresses for  notification of Lessor and Lessee are as follows:

     Lessor's address is:
     Five K Investments
     11445 West I-70 Frontage Road North
     Wheat Ridge, Colorado 80033

     Lessee's address is:

     -------------------------------------

     -------------------------------------

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16.33 Rent breakdown is as follows:
      8-15-97 to 5-15-98 is $6.00 psf gross or $3,750.00 per month.

16.34 Lessee will need Lessor's approval for type of antenna mounting outside that will need to be done.

The parties hereto have executed this Lease at the place on the dates specified immediately adjacent to their respective signatures.

If this Lease has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transaction relating thereto.

Executed at: Five K Investments        /s/ Harold Kunz
                                       -----------------------------------------
                                         1/4/94
On: 5-8-95

Address: 11445 W. 1-70 Frontage Road N.

Wheat Ridge, Colorado 80033

Executed at:
            ---------------------------
on:
   ------------------------------------             [initials]
Address:                                             5/10/95
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